EXHIBIT 4.3

             ============================================================
                                    TRUST AGREEMENT


                                         among


                             ACCREDITED HOME LENDERS, INC.


                              _________________________,
              not in its individual capacity but solely as Owner Trustee,


                                          and


                              _________________________,
                                      as Servicer


                             Dated as of           , 199
                                         ----------     --



             ============================================================

                                   TABLE OF CONTENTS

                                                                     Page
                                                                     ----

             ARTICLE I     DEFINITIONS . . . . . . . . . . . . . . .    2

                  SECTION 1.1    Capitalized Terms . . . . . . . . .    2
                  SECTION 1.2    Other Definitional Provisions . . .    4

             ARTICLE II    ORGANIZATION  . . . . . . . . . . . . . .    5

                  SECTION 2.1    Name  . . . . . . . . . . . . . . .    5
                  SECTION 2.2    Office  . . . . . . . . . . . . . .    5
                  SECTION 2.3    Purposes and Powers . . . . . . . .    5
                  SECTION 2.4    Appointment of Owner Trustee  . . .    6
                  SECTION 2.5    Organizational Expenses . . . . . .    6
                  SECTION 2.6    Declaration of Trust  . . . . . . .    6
                  SECTION 2.7    Liability of the
                                 Certificateholders  . . . . . . . .    7
                  SECTION 2.8    Title to Trust Property . . . . . .    7
                  SECTION 2.9    Situs of Trust  . . . . . . . . . .    7
                  SECTION 2.10   Representations and Warranties of
                                 the Depositor . . . . . . . . . . .    7
                  SECTION 2.11   Books and Records; Tax Returns  . .    8
                  SECTION 2.12   Authorized Representative . . . . .    9

             ARTICLE III   THE CERTIFICATES  . . . . . . . . . . . .    9

                  SECTION 3.1    The Certificates  . . . . . . . . .    9
                  SECTION 3.2    Registration of Transfer and
                                 Exchange of Certificates  . . . . .   10
                  SECTION 3.3    No Charge; Destruction of Void
                                 Certificates  . . . . . . . . . . .   10
                  SECTION 3.4    Mutilated, Destroyed, Lost or
                                 Stolen Certificates . . . . . . . .   10
                  SECTION 3.5    Persons Deemed Certificateholders .   11
                  SECTION 3.6    Access to List of
                                 Certificateholders' Names and
                                 Addresses . . . . . . . . . . . . .   11
                  SECTION 3.7    Acts of Certificateholders  . . . .   12
                  SECTION 3.8    Limitation on Transfer and
                                 Exchange  . . . . . . . . . . . . .   12
                  SECTION 3.9    Payments to Certificateholders  . .   13

             ARTICLE IV    ACTIONS BY THE OWNER TRUSTEE  . . . . . .   13

                  SECTION 4.1    Prior Notice to Certificateholders
                                 with Respect to Certain Matters . .   13
                  SECTION 4.2    Bankruptcy  . . . . . . . . . . . .   14
                  SECTION 4.3    Rights of Certificateholders to
                                 Direct Owner Trustee  . . . . . . .   14
                  SECTION 4.4    Suits for Enforcement . . . . . . .   14

                                                                     Page
                                                                     ----

                  SECTION 4.5    Owner Trustee May Enforce Claims
                                 without Possession of Certificates    15
                  SECTION 4.6    Limitation on Rights of
                                 Certificateholders  . . . . . . . .   15

             ARTICLE V     AUTHORITY AND DUTIES OF THE OWNER
                           TRUSTEE . . . . . . . . . . . . . . . . .   16

                  SECTION 5.1    General Authority . . . . . . . . .   16
                  SECTION 5.2    General Duties  . . . . . . . . . .   16
                  SECTION 5.3    Action upon Instruction . . . . . .   16
                  SECTION 5.4    No Duties Except as Specified in
                                 this Agreement or in Instructions .   17
                  SECTION 5.5    No Action Except Under Specified
                                 Documents or Instructions . . . . .   17
                  SECTION 5.6    Restrictions  . . . . . . . . . . .   17

             ARTICLE VI    CONCERNING THE OWNER TRUSTEE  . . . . . .   18

                  SECTION 6.1    Acceptance of Trusts and Duties . .   18
                  SECTION 6.2    Furnishing of Documents . . . . . .   19
                  SECTION 6.3    Representations and Warranties  . .   19
                  SECTION 6.4    Reliance; Advice of Counsel . . . .   20
                  SECTION 6.5    Owner Trustee Not Liable for
                                 Certificates or Mortgage Loans  . .   21
                  SECTION 6.6    Not Acting in Individual Capacity .   21
                  SECTION 6.7    Interpretation of Trust Agreement .   22

             ARTICLE VII   COMPENSATION AND INDEMNIFICATION OF OWNER
                           TRUSTEE . . . . . . . . . . . . . . . . .   22

                  SECTION 7.1    Owner Trustee's Fees and Expenses .   22
                  SECTION 7.2    Indemnification . . . . . . . . . .   23

             ARTICLE VIII  SUCCESSOR OWNER TRUSTEES AND ADDITIONAL
                           OWNER TRUSTEES  . . . . . . . . . . . . .   23

                  SECTION 8.1    Eligibility Requirements for Owner
                                 Trustee . . . . . . . . . . . . . .   23
                  SECTION 8.2    Resignation or Removal of Owner
                                 Trustee . . . . . . . . . . . . . .   23
                  SECTION 8.3    Successor Owner Trustee . . . . . .   24
                  SECTION 8.4    Merger or Consolidation of Owner
                                 Trustee . . . . . . . . . . . . . .   25
                  SECTION 8.5    Appointment of Co-Owner Trustee or
                                 Separate Owner Trustee  . . . . . .   25

             ARTICLE IX    TERMINATION OF TRUST AGREEMENT  . . . . .   27

                  SECTION 9.1    Termination of Trust Agreement  . .   27

                                                                     Page
                                                                     ----

                  SECTION 9.2    Dissolution upon Bankruptcy of the
                                 Depositor . . . . . . . . . . . . .   28

             ARTICLE X     MISCELLANEOUS . . . . . . . . . . . . . .   29
                  SECTION 10.1   Supplements and Amendments  . . . .   29
                  SECTION 10.2   Notices . . . . . . . . . . . . . .   30
                  SECTION 10.3   Merger and Integration  . . . . . .   31
                  SECTION 10.4   Headings  . . . . . . . . . . . . .   31
                  SECTION 10.5   Governing Law . . . . . . . . . . .   31
                  SECTION 10.6   Counterparts  . . . . . . . . . . .   31
                  SECTION 10.7   No Legal Title to Trust Estate in
                                 Certificateholder . . . . . . . . .   31
                  SECTION 10.8   Limitation on Rights of Others  . .   32
                  SECTION 10.9   Severability  . . . . . . . . . . .   32
                  SECTION 10.10  Successors and Assigns  . . . . . .   32
                  SECTION 10.11  No Implied Waiver . . . . . . . . .   32
                  SECTION 10.12  No Petition . . . . . . . . . . . .   32
                  SECTION 10.13  No Recourse . . . . . . . . . . . .   33


             Exhibit A     Form of Certificate . . . . . . . . . . .  A-1
             Exhibit B     Investment Letter . . . . . . . . . . . .  B-1

              THIS TRUST AGREEMENT, dated as of            , 199_ (the "Trust
                                                -----------
Agreement"), among ACCREDITED HOME LENDERS, INC., a California corporation (the
"Depositor"),                   , a               banking corporation, not in
 ---------    ------------------    -------------
its individual capacity but solely as trustee (together with its permitted successors in the trusts hereunder, the "Owner Trustee") of the Accredited
                                         -------------
Mortgage Loan Trust 199__-_ (the "Trust"), ____________________, as Servicer
                                  -----
(the "Servicer") and the holders (the "Certificateholders") of undivided
      --------                         ------------------
percentage interests in the Trust.

              NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, covenants and undertakings herein contained, the parties intending to be legally bound, hereby agree as follows:


                             PRELIMINARY STATEMENTS
                             ----------------------

              In the regular course of its business, ____________________, a __________ corporation (the "Originator"), has originated or acquired the Receivables. All capitalized terms used in these Preliminary Statements which are not defined shall have the meanings ascribed to such terms in Article I.

              Pursuant to the Mortgage Loan Purchase Agreement, dated       ,
                                                                      ------
199  , between the Originator and the Depositor, the Originator assigned the
   --
Mortgage Loans to the Depositor.

              The Depositor will immediately thereafter transfer and assign the Mortgage Loans and grant a security interest in the related property to the Trust. The Mortgage Loans will be serviced by the Servicer, pursuant to a Servicing Agreement, dated as of the date hereof (the "Servicing Agreement"),
                                                       -------------------
among the Servicer, the Depositor,                     , not in its individual
                                   --------------------
capacity but solely as Collateral Trustee (the "Collateral Trustee"),
                                                ------------------    ----------
   , and the Trust.
- ---

              Each Certificateholder by accepting its Certificate shall be deemed to have agreed to the terms of this Agreement and to have authorized the Trust to acquire the Mortgage Loans from the Depositor and hold such Mortgage Loans and other assets described in the Mortgage Loan Purchase Agreement in trust for the use and benefit of the Certificateholders. Subject to the terms and conditions set forth in this Agreement, the Owner Trustee will issue lease backed certificates (the "Certificates") to the Certificateholders.
                          ------------
                                           1

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

              SECTION 1.1  Capitalized Terms.  For all purposes of this
                           -----------------
Agreement, the following terms shall have the meanings set forth below:

              "Agreement" means this Trust Agreement as originally executed and,
               ---------
if from time to time supplemented or amended by one or more amendments entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

              "Applicants" has the meaning ascribed to such term in Section 3.6.
               ----------

              "Basic Documents" means this Agreement, the Servicing Agreement,
               ---------------
the Indenture, the Mortgage Loan Purchase Agreement, and the other documents and certificates delivered in connection therewith.

              "Certificate" means a Certificate evidencing a Percentage Interest
               -----------
in the Trust, executed and delivered by the Owner Trustee to an investor substantially in the form of Exhibit A.

              "Certificateholder" means the Person in whose name a Certificate
               -----------------
is registered in the Certificate Register, other than the Depositor.

              "Certificate Register" means the register maintained pursuant to
               --------------------
Section 3.2.

              "Certificate Registrar" or "Registrar" means the registrar
               ---------------------      ---------
appointed pursuant to Section 3.2.

              "Closing Date" means           , 199   .
               ------------        ----------     ---

              "Code" means the Internal Revenue Code of 1986, as amended.
               ----

              "Collateral Trustee" has the meaning ascribed to such term in the
               ------------------
Preliminary Statements.

              "Corporate Trust Office" means the office of the Owner Trustee
               ----------------------
located at                                  ; or at such other address as the
           ---------------------------------
Owner Trustee may designate by notice to the Certificateholders and the Depositor, or the principal trust office of any successor Owner Trustee.

              "Customer" means a mortgagee, its successors and assigns and any
               --------
other person who owes or has guaranteed payment under a Mortgage Loan.

              "Depositor" means Accredited Home Lenders, Inc., a California
               ---------
corporation.

              "Eligible Bank" means [Trustee], so long as such bank continues to
               -------------
act as Owner Trustee hereunder; thereafter, Eligible Bank means any depository institution with trust powers organized under the laws of the United States or any state having capital and surplus in excess of $50,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation and which is subject to supervision and examination by federal or state authorities. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

              "Expenses" has the meaning ascribed to such term in Section 7.2.
               --------

              "Indenture" means the Indenture, dated as of the date hereof,
               ---------
between              , not in its individual capacity but solely as Indenture
        -------------
Trustee, and the Trust, as such agreement may be further amended, modified or supplemented from time to time.

              "Mortgage" means the mortgage, deed of trust or other instrument
               --------
creating a lien in accordance with applicable law on a Mortgage Property.

              "Mortgage Loan Purchase Agreement" has the meaning ascribed to
               --------------------------------
such term in the Preliminary Statements.

              "Mortgage Loans" means an individual Mortgage Loan which is
               --------------
asigned and transferred to the Trustee pursuant to this Agreement, together with the rights and obligations of a holder thereof and payments thereon and proceeds therfrom, identified on the Mortgage Loan Schedule annexed hereto as Exhibit __.


              "Mortgage Property" means the underlying property securing a
               -----------------
Mortgage Loan.

              "Note" means a debt instrument issued by the Trust pursuant to the
               ----
Indenture and secured by the assets of the Trust, executed and delivered by the Owner Trustee to an investor.

              "Noteholders" means any Person in whose name a Note is registered,
               -----------
other than the Depositor.

              "Owner Trustee" means              , not in its individual
               -------------        -------------
capacity but solely as trustee under this Agreement, until a successor Owner Trustee shall have been appointed pursuant to the applicable provisions of this Agreement, and thereafter such successor Owner Trustee.

              "Percentage" or "Percentage Interest", means the undivided
               ----------      -------------------
interest in the Trust expressed as a percentage owned by the holder of a particular Certificate.

              "Person" means any legal person, including any individual,
               ------
corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Servicer" has the meaning ascribed to such term in the first
               --------
paragraph hereof.

              "Servicing Agreement" has the meaning ascribed to such term in the
               -------------------
Preliminary Statements.

              "Trust Estate" means all right, title and interest of the Trust in
               ------------
and to the property and rights assigned to the Trust pursuant to the Mortgage Loan Purchase Agreement, and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Servicing Agreement.

              SECTION 1.2  Other Definitional Provisions.  (a)  Capitalized
                           -----------------------------
terms used herein and not otherwise defined have the meanings assigned to them in the Servicing Agreement or, if not defined therein, in the Indenture.

              (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

              (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in effect on the date hereof. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the
                                           4
meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other documents shall control.

              (d) The words "hereof", "herein", "hereunder", and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

              (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.


                                   ARTICLE II

                                  ORGANIZATION
                                  ------------

              SECTION 2.1  Name.  The Trust created hereby shall be known as
                           ----
"Accredited Mortgage Loan Trust 199  -  ", in which name the Owner Trustee may
                                   -- --
conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

              SECTION 2.2  Office.  The office of the Trust shall be in care of
                           ------
the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

              SECTION 2.3  Purposes and Powers.  (a)  The purpose of the Trust
                           -------------------
is to engage in the following activities:

                (i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement and to sell the Notes and/or Certificates in one or more transactions;

               (ii) with the proceeds of the sale of the Notes and the Certificates, to pay such proceeds to, or as directed in writing by, the Depositor;

              (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Servicing Agreement any portion of the Trust Estate
                                           5
     released from the lien of, and remitted to the Trust pursuant to, the Indenture;

               (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

               (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

              SECTION 2.4  Appointment of Owner Trustee.  The Seller hereby
                           ----------------------------
appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

              SECTION 2.5  Organizational Expenses.  The Depositor shall pay
                           -----------------------
organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

              SECTION 2.6  Declaration of Trust.  The Owner Trustee hereby
                           --------------------
declares that it will hold the Trust Estate in trust upon and subject to the condition set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a trust and that this Agreement constitute the governing instrument of such trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Mortgage Loans and other assets held by the Trust, the partners of the partnership being the Certificateholders and the Notes being the debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Servicer and the Owner Trustee (subject to the provisions hereof) shall have all rights, powers and duties set forth herein with respect to accomplishing the purposes of the Trust.

              SECTION 2.7  Liability of the Certificateholders.  (a)  The
                           -----------------------------------
Depositor shall be liable directly to and will indemnify the Certificateholders, Noteholders or any other injured party for all losses, claims, damages, liabilities and expenses of the Trust (including expenses, to the extent not paid out of the Trust Estate) to the extent that the Depositor would be liable
if the Trust were a             limited partnership in which the Depositor were
                    -----------
a general partner; provided, however, that the Depositor shall not be liable
                   --------  -------
(i) to any Certificateholder or Noteholder for any losses incurred by such Certificateholder in the capacity of an investor in the Certificates or such Noteholder in the capacity of an investor in the Notes or (ii) to any Person for any losses incurred by such Person as a result of the fraudulent actions, misrepresentations or willful misconduct of such Person.

              (b) No Certificateholder (other than to the extent set forth in paragraph (a) above) shall have any personal liability for any liability or obligation of the Trust.

              SECTION 2.8  Title to Trust Property.  Legal title to all the
                           -----------------------
Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

              SECTION 2.9  Situs of Trust.  The Trust will be located and
                           --------------
administered in the State of          .  All bank accounts maintained by the
                             ---------
Owner Trustee on behalf of the Trust shall be located in the State of _____________. The Trust shall not have any employees in any state other than
                                                                               -
    ; provided, however, that nothing herein shall restrict or prohibit the
- ----  --------  -------
Owner Trustee from having employees within or without the State of         .
                                                                   --------
The only office of the Trust will be at the Corporate Trust Office in         .
                                                                      --------


              SECTION 2.10  Representations and Warranties of the Depositor.
                            -----------------------------------------------
The Depositor hereby represents and warrants to the Owner Trustee that:

              (a) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

              (b) The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

              (c) The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor shall have duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

              (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Articles of Incorporation of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

              SECTION 2.11  Books and Records; Tax Returns.  Except as otherwise
                            ------------------------------
expressly provided in this Agreement, the Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement by the Owner Trustee of all monies under this Agreement or any agreement contemplated hereby. The Owner Trustee agrees to file an application prepared by the Servicer with the Internal Revenue Service for a taxpayer identification number with respect to the trust created hereby. The Depositor shall cause to be timely prepared and the Depositor shall cause to be timely filed at the expense of the Depositor the federal fiduciary tax return for the Trust created hereby and, upon the request of the Depositor, such other tax returns as are required to be executed by the Owner Trustee. The Owner Trustee and the Depositor, upon request, will furnish each other with all such information as may reasonably be requested and shall otherwise cooperate with each other in connection with the preparation of such income tax returns. The Owner Trustee shall keep copies of all returns delivered to or filed by it. The Owner Trustee will give to the Depositor, upon request, periodic information concerning receipts and disbursements by it with respect to the Trust created by this Agreement.

              SECTION 2.12  Authorized Representative.  Any officer of the
                            -------------------------
Servicer will be authorized to act as an authorized representative ("Authorized
                                                                     ----------
Representative") for the Trust in matters relating to the Trust and must be
- --------------
identified on a list of Authorized Representatives delivered by the Servicer to the Indenture Trustee on the Closing Date and such list may be modified or supplemented from time to time thereafter. The Servicer agrees to cause its Authorized Representatives to execute and deliver all documents and to perform all acts required by the Basic Documents to be executed, delivered and performed by such Authorized Representatives.


                                   ARTICLE III

                                THE CERTIFICATES
                                ----------------

              SECTION 3.1  The Certificates.  The Certificates shall be
                           ----------------
substantially in the form of Exhibit A. The Certificates shall be issuable only as registered Certificates representing undivided interests in the Trust. The rights to receive payments with respect to the Certificates are subordinated to the prior payment in full of all amounts of principal and interest on the Notes. The Certificates shall be executed by the Owner Trustee on behalf of the Trust by the manual signature of a duly authorized officer of the Owner Trustee under the seal of and attested by the manual signature of the Secretary or an Assistant Secretary or other authorized officer of the Owner Trustee. Certificates bearing the signatures of individuals who were at the time the proper officers or authorized signatories of the Owner Trustee shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices or positions prior to the delivery of such Certificates or did not hold such offices or positions at the date of such Certificates. All Certificates shall be dated the date of their execution.
                                           9

              SECTION 3.2  Registration of Transfer and Exchange of
                           ----------------------------------------
Certificates.  (a)  The Owner Trustee shall maintain, or cause to be maintained,
- ------------
at the Corporate Trust Office a Certificate Register in which the Owner Trustee shall provide or cause to be provided the registration of Certificates and transfers and exchanges of Certificates as herein provided. The Owner Trustee is hereby initially appointed the "Certificate Registrar" and transfer agent for
                                   ---------------------
the purpose of registering Certificates and transfers and exchanges of Certificates as provided herein.

              (b) Subject to Section 3.3 and subject to the conditions set forth in Section 3.8 hereof, upon surrender for registration or transfer of any Certificate at such office, the Owner Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate Percentage Interest and dated the date of execution by the Owner Trustee.

              (c) At the option of a Certificateholder, Certificates may be exchanged for other Certificates representing undivided interests in the Trust and of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Owner Trustee shall execute and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar, duly executed by the holder thereof or his or her attorney duly authorized in writing.

              SECTION 3.3  No Charge; Destruction of Void Certificates.  No
                           -------------------------------------------
service charge shall be made to the Certificateholder for any transfer or exchange of Certificates, but the Owner Trustee or Certificate Registrar may require payment or a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be disposed of in a manner approved by the Owner Trustee. All Certificates surrendered to the Paying Agent for payment, shall be delivered by the Paying Agent to the Owner Trustee for disposition as aforesaid.

              SECTION 3.4  Mutilated, Destroyed, Lost or Stolen Certificates.
                           -------------------------------------------------
If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there
                                          10
is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by each to save it harmless, then in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage. Upon the issuance of any new Certificate under this Section 3.4, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 3.4 shall constitute complete and indefeasible evidence of ownership of the Percentage Interest evidenced thereby, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

              SECTION 3.5  Persons Deemed Certificateholders.  Prior to due
                           ---------------------------------
presentation of a Certificate for registration of transfer, the Owner Trustee and the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 3.3(e) of the Servicing Agreement and for all other purposes whatsoever, and neither the Owner Trustee, the Certificate Registrar nor any agent of the Owner Trustee or the Certificate Registrar shall be affected by notice to the contrary.

              SECTION 3.6  Access to List of Certificateholders' Names and
                           -----------------------------------------------
Addresses.  The Certificate Registrar will furnish to the Depositor and the
- ---------
Servicer, within five days after receipt by the Certificate Registrar of a request therefor from the Depositor or the Servicer in writing, a list, in such form as the Owner Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If Certificateholders with an aggregate Percentage of 25% or more (hereinafter referred to as "Applicants") apply in writing to the Owner Trustee, and such application states
 ----------
that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Owner Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Applicants' request, the Owner Trustee shall promptly request from the Certificate

Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Owner Trustee that neither the Depositor, the Servicer, the Certificate Registrar nor the Owner Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

              SECTION 3.7  Acts of Certificateholders.  (a)  Any request,
                           --------------------------
demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders or Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders or Noteholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Owner Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Owner Trustee, the Depositor and the Servicer, if made in the manner provided in this Section.

              (b) The fact and date of the execution by any Certificateholder or Noteholder of any such instrument or writing may be proved in any reasonable manner which the Owner Trustee deems sufficient.

              (c) The ownership of Certificates and Notes shall be proved by the Certificate Register and the Note Register, respectively.

              (d) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder or a Noteholder shall bind every holder of every Certificate or Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Owner Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate or Note.

              (e) The Owner Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

              SECTION 3.8  Limitation on Transfer and Exchange.  (a)  No
                           -----------------------------------
Certificateholder may sell or transfer any Certificate (whether voluntarily, involuntarily or by operation of law) except with the prior written consent of the other Certificateholders, which consent shall not be unreasonably withheld or delayed. Any sale or transfer without the prior written consent of the Certificateholders shall be null and void and confer no rights on the purchaser or transferee with respect to the Trust, this Agreement or the Owner Trustee.

              (b) No Certificate may be transferred to the Owner Trustee, the Collateral Trustee or the Indenture Trustee.

              (c) The Owner Trustee shall have no liability to the Trust Estate or any Certificateholder arising from a transfer of any such Certificate in reliance upon a certification described in this Section 3.8. No transfer or exchange of a Certificate shall be made unless the transferee delivers to the Owner Trustee the Investment Letter required by this Section 3.8.

              SECTION 3.9  Payments to Certificateholders.  The Owner Trustee,
                           ------------------------------
by executing this Agreement, is deemed to have instructed the Collateral Trustee to distribute to the Certificateholders on each applicable Payment Date, in accordance with their respective Percentage Interests, amounts due and payable to the Certificateholders on deposit in the Certificate Account pursuant to
Section 3.3(e) of the Servicing Agreement.


                                   ARTICLE IV

                          ACTIONS BY THE OWNER TRUSTEE
                          ----------------------------

              SECTION 4.1  Prior Notice to Certificateholders with Respect to
                           --------------------------------------------------
Certain Matters.  With respect to the following matters, the Owner Trustee shall
- ---------------
not take action unless, at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

              (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Mortgage Loans) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Mortgage Loans);

              (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required; and

              (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders.

              SECTION 4.2  Bankruptcy.  The Owner Trustee shall not have the
                           ----------
power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

              SECTION 4.3  Rights of Certificateholders to Direct Owner Trustee.
                           ----------------------------------------------------
Certificateholders with aggregate Percentage Interests representing [51%] or more shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Owner Trustee, or exercising any trust or power conferred on the Owner Trustee; provided, however, that, the
                                               --------  -------
Owner Trustee shall have the right to decline to follow any such direction if the Owner Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken, or if the Owner Trustee in good faith determines that the action so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided, further that nothing in this
                                   --------  -------
Agreement shall impair the right of the Owner Trustee to take any action deemed proper by the Owner Trustee and which is not inconsistent with such direction by the Certificateholders.

              SECTION 4.4  Suits for Enforcement.  The Owner Trustee, in its
                           ---------------------
discretion may, subject to the provisions of this Article IV, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Owner Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Owner Trustee or the Certificateholders.

              SECTION 4.5  Owner Trustee May Enforce Claims without Possession
                           ---------------------------------------------------
of Certificates.  All rights of action and claims under this Agreement or the
- ---------------
Certificates may be prosecuted and enforced by the Owner Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceedings instituted by the Owner Trustee shall be brought in its own name or in its capacity as Owner Trustee. Any recovery of judgment shall, after provision of or the payment of the reasonable compensation, expenses, disbursements and advances of the Owner Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

              SECTION 4.6  Limitation on Rights of Certificateholders.  (a)  The
                           ------------------------------------------
Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

              (b) Except as provided herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Certificateholders' interest or the obligations of the parties hereto.

              (c) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof as hereinbefore provided, and unless also the holders of Certificates evidencing a Percentage of 51% or more shall have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee hereunder and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such actions, suit, or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Owner Trustee, that no one or more Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of any other Certificateholders, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Owner Trustee shall be entitled to such relief as can be given either at law or in equity.


                                    ARTICLE V

                    AUTHORITY AND DUTIES OF THE OWNER TRUSTEE
                    -----------------------------------------

              SECTION 5.1  General Authority.  The Owner Trustee is authorized
                           -----------------
and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall have approved as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents.

              SECTION 5.2  General Duties.  It shall be the duty of the Owner
                           --------------
Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement.

              SECTION 5.3  Action upon Instruction.  (a)  Subject to Article IV,
                           -----------------------
the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust (except with respect to any actions to be taken by the Servicer pursuant to the terms of the Servicing Agreement or under any other Basic Document). Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

              (b) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders with aggregate Percentage Interests of 51% or more received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction from the Certificateholders with aggregate Percentage Interests of 51% or more within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

              SECTION 5.4  No Duties Except as Specified in this Agreement or in
                           -----------------------------------------------------
Instructions.  The Owner Trustee shall not have any duty or obligations to
- ------------
manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 5.3; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trustee Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Estate.

              SECTION 5.5  No Action Except Under Specified Documents or
                           ---------------------------------------------
Instructions.  The Owner Trustee shall not manage, control, use, sell, dispose
- ------------
of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and
(iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.3.

              SECTION 5.6  Restrictions.  The Owner Trustee shall not take any
                           ------------
action that is inconsistent with the purposes of the Trust set forth in Section 2.3.
                                          17

                                   ARTICLE VI

                          CONCERNING THE OWNER TRUSTEE
                          ----------------------------

              SECTION 6.1  Acceptance of Trusts and Duties.  The Owner Trustee
                           -------------------------------
accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the express terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

              (a) the Owner Trustee shall not be liable for any error of judgment made by an officer of the Owner Trustee absent willful misconduct or gross negligence by such officer;

              (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Servicer or any Certificateholder;

              (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

              (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes, or for any amounts due with respect to the Certificates;

              (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiently of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than is expressly provided for herein and in the Basic Documents;

              (f) the Owner Trustee shall not be liable for the default or misconduct of the Depositor, the Indenture Trustee, the Collateral Trustee or the Servicer under any of the Basic Documents or otherwise; and

              (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of the Certificateholders with aggregate Percentage Interests of [51%] or more, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

              SECTION 6.2  Furnishing of Documents.  The Owner Trustee shall
                           -----------------------
furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

              SECTION 6.3  Representations and Warranties.  The Owner Trustee
                           ------------------------------
hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

              (a)  It is a banking corporation duly organized and validly
     existing in good standing under the laws of the State of              .  It
                                                              -------------
     has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Basic Documents to which it is a party.

              (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and such other Basic Documents to which it is a party, and this Agreement and such other documents will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement and such other documents on its behalf.

              (c) Neither the execution nor the delivery by it of this Agreement and the other Basic Documents to which it is a party, nor the consummation by it of the transactions contemplated hereby or thereby nor compliance by it with any of the terms or provisions hereof or thereof will
     contravene any federal or         law, governmental rule or regulation
                               -------
     governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws.

              SECTION 6.4  Reliance; Advice of Counsel.  (a)  The Owner Trustee
                           ---------------------------
shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may, for all purposes hereof, rely on a certificate, signed by the President or any Vice President or by the Treasurer or other authorized officer of the relevant party, as to such fact of matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

              (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Basic Document.

              SECTION 6.5  Owner Trustee Not Liable for Certificates or Mortgage
                           -----------------------------------------------------
Loans.  (a)  Without limiting the representations and warranties of the Owner
- -----
Trustee set forth in Section 6.3, the Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Basic Document or of the Certificates (other than its execution thereof) or of any Mortgage Loan or related document.

              (b) The Owner Trustee shall have no responsibility for or with respect to the validity of any security interest in any Mortgage Loan, the perfection of any such security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the existence or validity of any Mortgage Loan, the validity of the assignment of any Mortgage Loan to the Trust or of any intervening assignment, the review of any Mortgage Loan, the completeness of any Mortgage Loan, the receipt by it or the Collateral Trustee of any Mortgage Loan, the performance or enforcement of any Mortgage Loan, the existence and enforceability of any insurance thereon, the compliance by the Servicer, the Depositor, the Indenture Trustee or the Collateral Trustee with any covenant, warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, the acts or omissions of the Servicer, the Depositor, the Collateral Trustee, the Indenture Trustee or any Customer, any action of the Servicer or the Collateral Trustee taken in the name of the Owner Trustee or the Trust, any action by the Owner Trustee taken at the instruction of the Servicer or the preparation and filing of tax returns for the Trust. No recourse shall be had for any claim based on any provision of this Agreement, the Basic Documents, the Certificates or any Mortgage Loan or assignment thereof against [Trustee] in its individual capacity, and [Trustee] shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein, except for such liability as is finally determined to have resulted from its own gross negligence or willful misconduct.

              SECTION 6.6  Not Acting in Individual Capacity.  In accepting the
                           ---------------------------------
trusts hereby created, the Owner Trustee acts in its individual capacity, but in the performance of its duties as Owner Trustee hereunder and under any document authorized hereby, the Owner Trustee acts solely as trustee hereunder and not in its individual
                                          21
capacity, except to the extent expressly agreed otherwise, and all Persons, other than the Certificateholders as provided herein, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof, except to the extent the Owner Trustee shall expressly agree otherwise in any Basic Document to which it is a party.

              SECTION 6.7  Interpretation of Trust Agreement.  In the event that
                           ---------------------------------
the Owner Trustee is uncertain as to the application of any provision of this Agreement or any other agreement relating to the transactions contemplated hereby, or such provision is ambiguous as to its application or is, or appears to be, in conflict with any other applicable provision hereof or any other agreement relating to the transactions contemplated hereby, or in the event that this Agreement or any other agreement relating to the transactions contemplated hereby permits any determination by the Owner Trustee or is silent or incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may seek instructions from the Certificateholders and shall not be liable to any person to the extent that it acts in good faith in accordance with the instructions of the Certificateholders.


                                   ARTICLE VII

                COMPENSATION AND INDEMNIFICATION OF OWNER TRUSTEE
                -------------------------------------------------

              SECTION 7.1  Owner Trustee's Fees and Expenses.  Until the Trust
                           ---------------------------------
has been terminated in accordance with Section 9.1, as compensation for its services hereunder, the Owner Trustee shall be entitled to receive the Owner
Trustee's Fee pursuant to Section      of the Servicing Agreement, payable in
                                  ----
advance on the Closing Date and on each [January] Payment Date. The following fees and expenses of the Owner Trustee (in addition to the Owner Trustee's Fee) shall be payable from the Trust Estate:

              (a) except as otherwise expressly provided herein, all reasonable expenses, disbursements and advances incurred or made by the Owner Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

              (b) any loss, liability or expense incurred by the Owner Trustee without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Trust and its duties hereunder and under any Basic Documents, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

              SECTION 7.2  Indemnification.  The Servicer shall be liable as
                           ---------------
primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and
                                                 -------------------
against any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively "Expenses") which may at any time be imposed on, incurred by, or
               --------
asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Servicer shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from (i) its own willful misconduct or gross negligence or (ii) with respect to the Owner Trustee, the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by the Owner Trustee. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Servicer, which approval shall not be unreasonably withheld.


                                  ARTICLE VIII

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES
             ------------------------------------------------------

              SECTION 8.1  Eligibility Requirements for Owner Trustee.  The
                           ------------------------------------------
Owner Trustee hereunder shall at all times be an Eligible Bank. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 8.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 8.2.

              SECTION 8.2  Resignation or Removal of Owner Trustee.  The Owner
                           ---------------------------------------
Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor. Upon receiving such notice
                                          23
of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Depositor and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

              If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 8.1 and shall fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or any Certificateholder on behalf of itself and all others similarly situated may petition any court of competent jurisdiction for the removal of the Owner Trustee and the appointment of a successor Owner Trustee.

              Any resignation or removal of the Owner Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.2 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.3.

              SECTION 8.3  Successor Owner Trustee.  Any successor Owner Trustee
                           -----------------------
appointed as provided in Section 8.2 shall execute, acknowledge and deliver to the Depositor, and to its predecessor Owner Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its charges, deliver or cause to be delivered to the successor Owner Trustee the Mortgage Loans and any related documents and statements held by it hereunder; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be requested by the successor Owner Trustee for fully and certain vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

              No successor Owner Trustee shall accept appointment as provided in this Section 8.3 unless, at the time of such acceptance, such successor Owner Trustee shall be eligible under the provisions of Section 8.1.

              Upon acceptance of appointment by a successor Owner Trustee as provided in this Section 8.3, the successor Owner Trustee shall mail notice of such succession to each Certificateholder at their addresses as shown in the Certificate Register.

              SECTION 8.4  Merger or Consolidation of Owner Trustee.  Any
                           ----------------------------------------
corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Owner Trustee, shall be the successor for the Owner Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 8.1 without the execution or filing of any paper or any further act on the party of any of the parties hereto, anything herein to the contrary notwithstanding.

              SECTION 8.5  Appointment of Co-Owner Trustee or Separate Owner
                           -------------------------------------------------
Trustee.  Notwithstanding any other provisions of this Agreement, at any time,
- -------
for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Depositor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Depositor and the Owner Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within [15] days after receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 8.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 8.3.

              Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the direction of the Owner Trustee;

               (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

              (iii) the Depositor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

              Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Depositor.

              Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT
                         ------------------------------

              SECTION 9.1  Termination of Trust Agreement.  (a)  This Agreement
                           ------------------------------
(other than Article VII) and the Trust shall terminate and be of no further force or effect, (i) upon the final distribution by the Paying Agent or the Servicer, as the case may be, of all moneys or other property or proceeds of the
Trust Estate in accordance with Section      of the Servicing Agreement or (ii)
                                        ----
at the time provided in Section     .  The bankruptcy, liquidation, dissolution,
                                ----
death or incapacity of any Certificateholder, other than the Depositor as
described in Section       , shall not (i) operate to terminate this Agreement
                     ------
or the Trust, nor (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

              (b) Except as provided in Section 9.1(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

              (c)   Notice of any termination of the Trust, specifying the
Payment Date upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given promptly by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of termination of the Servicing Agreement from the Servicer given pursuant to
Section       of the Servicing Agreement stating (i) the Payment Date upon which
        -----
final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders.

              In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor.

              (d)  In no event shall the Trust established pursuant to this
Agreement remain in existence for more than 10 years from             , 199  .
                                                          ------------     --

              SECTION 9.2  Dissolution upon Bankruptcy of the Depositor.  In the
                           --------------------------------------------
event that any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding, voluntary or involuntary, under any federal or state bankruptcy or similar law (each, an "Insolvency Event") shall
                                                      ----------------
occur with respect to the Depositor, this Agreement shall be terminated in accordance with Section 9.1 60 days after the date of such Insolvency Event, unless, before the end of such 60-day period the Owner Trustee shall have received written instructions from each of the Certificateholders (other than the Depositor) and each of the Noteholders, to the effect that each such party disapproves of the liquidation of the Mortgage Loans and termination of the Trust. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (i) the Depositor shall give the Indenture Trustee and the Owner Trustee written notice of such Insolvency Event, (ii) the Owner Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the Certificateholders of the occurrence of such event and (iii) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Owner Trustee or the Depositor, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure
                                             --------  -------
to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this
Section 9.2. Upon a termination pursuant to this Section, the Owner Trustee shall direct the Collateral Trustee promptly to sell the assets of the Trust in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Servicing Agreement.
                                          28

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

              SECTION 10.1  Supplements and Amendments.  (a)  This Agreement may
                            --------------------------
be amended from time to time by the Owner Trustee and the Depositor, without the consent of any of the Certificateholders or Noteholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, as the case may be, or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an
           --------  -------
opinion of counsel for the Depositor or the Servicer, adversely affect in any material respect the interests of any Certificateholder or any Noteholder.

              (b) This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with the consent of (x) Noteholders owning a majority in principal amount of the Notes outstanding and (y) Certificateholders with an aggregate Percentage Interest of [51%] or more, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) reduce
                    --------  -------
in any manner the amount of, or delay the timing of, collections of Mortgage Loans or distributions which are required to be made on any Note or any Certificate or (b) reduce the aforesaid percentage of Note principal balance or Certificate Percentage Interest required to consent to any such amendment, without the unanimous consent of the Noteholders and the Certificateholders.

              (c) Promptly after the execution of any amendment or consent pursuant to this Section 10.1, the Owner Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

              (d) It shall not be necessary for the consent of Certificateholders or Noteholders under this Section 10.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or Noteholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

              (e) The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

              (f) Upon the execution of any amendment to this Agreement, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every holder of a Certificate theretofore or thereafter executed and delivered hereunder shall be bound thereby.

              (g)   In connection with any amendment pursuant to this Section
10.1 the Owner Trustee shall be entitled to receive an opinion of counsel to the Depositor or the Servicer acceptable to the Owner Trustee to the effect that such amendment is authorized or permitted by the Agreement.

              SECTION 10.2  Notices.  All communications and notices pursuant
                            -------
hereto to the Depositor, the Servicer, the Owner Trustee or the Certificate Registrar or the Indenture Trustee shall be in writing and delivered or mailed to it at the following address:

              If to the Depositor:


              If to the Servicer:


                    -------------------------

                    -------------------------

                    -------------------------
                    Attention:
                    Telecopy Number:

              If to the Owner Trustee:


                    -------------------------

                    -------------------------

                    -------------------------
                    Attention:
                    Telecopy Number:

              If to the Certificate Registrar:


                    -------------------------

                    -------------------------

                    -------------------------

                    Attention:
                    Telecopy Number:

              If to the Indenture Trustee or to the Noteholders:


                    -------------------------

                    -------------------------

                    -------------------------
                    Attention:
                    Telecopy Number:

or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.

              All   communications   and   notices   pursuant   hereto    to   a
Certificateholder shall be in writing and delivered or mailed at the address shown in the Certificate Register.

              SECTION  10.3   Merger and  Integration.   Except  as specifically
                              -----------------------
stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

              SECTION 10.4  Headings.  The  headings of the various Articles and
                            --------
Sections herein and the Table of Contents are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

              SECTION 10.5  Governing Law.  This Agreement shall be governed by,
                            -------------
and construed and enforced in accordance with, the laws of the State of
                                                                        --------
  .
- --

              SECTION 10.6  Counterparts.  This Agreement may be executed in two
                            ------------
or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

              SECTION 10.7  No Legal Title to Trust Estate in Certificateholder.
                            ---------------------------------------------------
The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest only in accordance with Section
3.9 and Article IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an
                                          31
accounting or to the transfer to it of legal title to any part of the Trust Estate.

              SECTION 10.8   Limitation on  Rights of  Others.   Except for  the
                             --------------------------------
terms of Section 2.7, nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Owner Trustee and the Depositor any legal or equitable right, remedy or claim under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein. Such covenants, conditions and provisions are, and shall be held to be, for the sole and exclusive benefit of the Owner Trustee and the Depositor.

              SECTION 10.9  Severability.   Any provision of this Agreement that
                            ------------
is  prohibited  or   unenforceable  in  any  jurisdiction  shall,   as  to  such
jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of any provision in any other Basic Document, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The provisions of this Agreement shall remain valid and enforceable notwithstanding the invalidity, unenforceability, impossibility or illegality of performance of any Basic Document.

              SECTION  10.10    Successors  and  Assigns.    All  covenants  and
                                ------------------------
agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee, the Depositor and each Certificateholder and their respective successors and assigns. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind its successors and assigns.

              SECTION 10.11   No Implied Waiver.   No term or provision  of this
                              -----------------
Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into as provided in Section 10.1 hereof; and any such waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

              SECTION  10.12   No  Petition.   The  Owner  Trustee  (not in  its
                               ------------
individual capacity but solely as Owner Trustee), by entering into this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the Basic Documents.

              SECTION 10.13  No Recourse.  Each Certificateholder by accepting a
                             -----------
Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee, the Collateral Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Basic Documents.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized this ____ day of ____________, 199_.


                           ACCREDITED HOME LENDERS, INC.



                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:


                                                ,
                           ---------------------
                             not in its individual capacity
                             but solely as Owner Trustee of
                             ACCREDITED MORTGAGE LOAN TRUST
                             199  -
                                -- ---



                           By:
                              --------------------------------------------------
                              Name:
                              Title:


                                                                               ,
                           ----------------------------------------------------
                             as Servicer



                           By:
                              --------------------------------------------------
                              Name:
                              Title:

                                                                       EXHIBIT A
                                                                       ---------

[Form of Face Certificate]


                               FORM OF CERTIFICATE
                               -------------------

                     ACCREDITED MORTGAGE LOAN TRUST 199  -
                                                       -- --


              THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN ACCREDITED HOME LENDERS, INC., [TRUSTEE] OR ANY AFFILIATES THEREOF, AND NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


No. R _________                                        ____% Percentage Interest


              This certifies that ___________________________  is the registered owner of an undivided _____ Percentage Interest in the Accredited Mortgage Loan Trust 199 - (the "Trust"). The Trust Estate held by the Trust includes among
         -- --       -----
its assets a pool  of mortgage loans (the "Mortgage  Loans"), including, without
                                           ---------------
limitation,  and any  and all  rights to  receive payments thereunder  after the
close of business on             , 199 .  The Trust has been created pursuant to
                     ------------     -
a Trust Agreement dated as of              , 199_ among Accredited Home Lenders,
                              -------------
Inc.,                                        , a               corporation  (the
      ---------------------------------------    -------------
"Depositor"),                   , a              banking corporation, not in its
              ------------------    -----------
individual capacity but solely as Owner Trustee (herein, together with its permitted successors in the trusts hereunder, called the "Owner Trustee") of the
                                                          -------------
Trust,  ____________________,   a  __________  corporation,   as  servicer  (the
"Servicer") and the  holders (the "Certificateholders") of  undivided percentage
                                   ------------------
interests in  the Trust,  as amended  and restated  as of           , 199_  (the
                                                           ---------
"Agreement").

              This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to them in the Agreement.

              THE RIGHTS TO RECEIVE PAYMENTS WITH RESPECT TO THIS CERTIFICATE ARE SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF ALL AMOUNTS OF PRINCIPAL AND INTEREST ON THE NOTES.

              Distributions on this Certificate will be made in accordance with the terms of the Servicing Agreement by wire transfer to a bank account previously identified by each Certificateholder of record and appearing on the Certificate Register, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Collateral Trustee maintained for that purpose
at                                                                             .
   ----------------------------------------------------------------------------

              Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall have the same effect as if set forth at this place.

              The holder hereof, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Trust Estate to the extent available for distribution to the holder hereof as provided in the Servicing Agreement for payment hereunder and that the Owner Trustee in its individual capacity is not personally liable to the holder hereof for any amounts payable under this Certificate, the Agreement or the Servicing Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement or any Basic Document.

              This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Owner Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Owner Trustee.

              IN WITNESS WHEREOF, Accredited Mortgage Loan Trust 199_-_ has caused this Certificate to be duly executed by an authorized officer of the Owner Trustee and attested by one of the Owner Trustee's authorized officers and has caused the Owner Trustee's corporate seal to be impressed thereon.

Date: _____________           ACCREDITED MORTGAGE LOAN TRUST 199_-_

                              By: [Trustee], not in its individual capacity but solely as Owner Trustee



[Seal]                             By:___________________________
                                    Authorized Officer

Attest:


________________________
Authorized Officer

[Form of Reverse of Certificate]

              This Certificate represents a fractional undivided interest in the Trust. This Certificate is limited in right of payment to certain collections respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. This Certificate is not insured or guaranteed by any person or governmental agency.

              The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Agreement at any time by the Depositor and the Owner Trustee with the consent of the holders of Certificates evidencing [51%] of the aggregate Percentage Interests and Noteholders owning a majority in principal amount of the Notes outstanding. Any such consent by the holder of this Certificate shall be conclusive and binding on such holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any of the Certificateholders or Noteholders.

              As provided  in the Agreement  and subject to the  limitations set forth in the following paragraph, the transfer of this Certificate is registerable in the Certificate Register of the Certificate Registrar upon surrender of  this Certificate for  registration of  transfer at the  offices or
agencies maintained by the Owner Trustee at                                    ,
                                            -----------------------------------
accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

              As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Percentage Interest as requested by the holder surrendering the same.

              No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
                                       A-4

              The Owner Trustee and the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Owner Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

              The obligations and responsibilities created by the Agreement (other than Article VII) and the Trust created thereby shall terminate on the Payment Date next succeeding the Due Period during which the last Mortgage Loan shall have been liquidated (but not later than six months after completion of all collection efforts).


                                   ASSIGNMENT

              For value received, the undersigned, subject to the provisions of Sections 3.2 and 3.8 of the Agreement, sells, assigns and transfers unto (name and address, including zip code and taxpayer I.D. or social security number of assignee) _____________________________________ the within Certificate and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Certificate on the books kept for registration thereof with full power of subscription on the premises.



Dated:  ______________________
Signature Guaranteed:

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.
                                       A-5